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                                                                   EXHIBIT 99(a)
Number 1

                           DISCOVERY INVESTMENTS, INC.
                      2980 S. Rainbow Boulevard, Suite 108
                             Las Vegas, Nevada 89146


                                  LLO-GAS, INC.
                       23805 Stewart Ranch Road, Suite 265
                            Malibu, California 90265


                     3-Year 10 Percent Convertible Debenture
                              Due October 31, 2002


        Discovery Investments, Inc., a Nevada corporation, subject to the closing of that certain business combination contemplated with the shareholders of LLO-Gas, Inc., wherein LLO-Gas, Inc. will become a subsidiary of Discovery Investments, Inc. and LLO-Gas, Inc., a Delaware corporation, and each of them, jointly and severally, (individually and collectively referred to as the "Corporation"), for value received, promises to pay to Interlochen Enterprises, Inc., 6767 West Tropicana Avenue, Suite 207, Las Vegas, Nevada 89103 or registered assigns or order, the sum of $250,000 on October 31, 2002, and to pay interest at the rate of 10 percent per annum quarterly on the first day of January, April, July and October of each year, computed from November 1, 1999 (the "issue date"). Payment of principal and interest shall be made by mailing to the registered owner or owners hereof in lawful money of the United States of America at the address appearing on the Corporation's books and records.

        This Debenture is one of a duly authorized issue of the Corporation's debentures in the aggregate amount of $1,500,000, dated as of November 1, 1999, and issued in denominations of $250,000, all of like tenor and maturity, except variations necessary to express the number, principal amount and payee of each debenture.

        1. Equal rank. All debentures of this issue rank equally and ratably without priority over one another.

        2. Conversion. Provided that Discovery Investments, Inc., a Nevada corporation becomes obligated pursuant to the terms and conditions of this Debenture, the holder or holders of this Debenture may at any time prior to the maturity hereof (except that, if Discovery Investments, Inc. has called this Debenture for redemption, the right to convert shall terminate at the close of business on the second business day prior to the day fixed as the date for such redemption), convert the principal amount hereof into Discovery


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Investments, Inc.'s common stock at the conversion ratio of $5.00 of debenture principal for one share of common stock. To convert this Debenture, the holder or holders hereof must surrender the same at the office of Discovery Investments, Inc., together with a written instrument of transfer in a form satisfactory to Discovery Investments, Inc., properly completed and executed and with a written notice of conversion.

        3. Adjustments to conversion. If Discovery Investments, Inc. at any time pays to the holders of its common stock a dividend in common stock, the number of shares of common stock issuable upon the conversion of this Debenture shall be proportionally increased, effective at the close of business on the record date for determination of the holders of the common stock entitled to the dividend.

        If Discovery Investments, Inc. at any time subdivides or combines in a larger or smaller number of shares its outstanding shares of common stock, then the number of shares of common stock issuable upon the conversion of this Debenture shall be proportionally increased in the case of a subdivision and decrease in the case of a combination, effective in either case at the close of business on the date that the subdivision or combination becomes effective.

        If Discovery Investments, Inc. is recapitalized, consolidated with or merged into any other corporation, or sells or conveys to any other corporation all or substantially all of its property as an entity, provision shall be made as part of the terms of the recapitalization, consolidation, merger, sale, or conveyance so that the holder or holders of this Debenture may receive, in lieu of the common stock otherwise issuable to them upon conversion hereof, at the same conversion ratio, the same kind and amount of securities or assets as may be distributable upon the recapitalization, consolidation, merger, sale, or conveyance with respect to the common stock.

        4. Fractional shares. In lieu of issuing any fraction of a share upon the conversion of this Debenture, Discovery Investments, Inc. shall pay to the holder hereof for any fraction of a share otherwise issuable upon the conversion cash equal to the same fraction of the then current per share market price of the common stock.

        5. Default and forbearance from suit. In the event the Corporation fails to make any payment of principal and interest, said failure to pay shall constitute a default under the terms of this Debenture and, subject to the terms and conditions contained in this paragraph 5, the entire unpaid principal and interest shall be due and payable. No debenture holder of this issue may institute any suit or proceeding for the enforcement of the payment of principal or interest unless the holders of more than 25 percent in amount of all outstanding debentures of this issue join in the suit or proceeding. Notwithstanding anything contained in this paragraph to the contrary, in the event Discovery Investments, Inc. and the shareholders of LLO-Gas, Inc. do not entered into a business combination which closes on or before December 31, 1999, an individual debenture holder may institute any suit or proceeding in the event of default.



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        6. Redemption. The Corporation may at any time prepay in whole or in part, the principal amount, plus accrued interest to the date of prepayment, of all outstanding debentures of this issue, upon 30 days' written notice by certified or registered mail to the registered owners of all outstanding debentures. Such notice shall be mailed to their addresses appearing on the Corporation's books.

        7. Registered owner. The Corporation may treat the person or person whose name or names appear on this Debenture as the absolute owner or owners hereof for the purpose of receiving payment of, or on account of, the principal and interest due on this Debenture and for all other purposes.

        8. Release of shareholders, officers and directors. Except for debenture number 1 and 2, for which John Castellucci is obligated for an amount equal to $150,000, this Debenture is the obligation of the Corporation only, and no recourse shall be had for the payment of any principal or interest hereof against any shareholder, officers or director of the Corporation, either directly or through the Corporation, by virtue of any statute for the enforcement of any assessment or otherwise. The holder or holders of this Debenture, by the acceptance hereof, and as a part of the consideration for this Debenture, release all claims and waive all liabilities against the foregoing persons in connection with this Debenture.

        IN WITNESS WHEREOF, the Corporation has signed and sealed this Debenture as of this 1st day of November, 1999.


                                                   DISCOVERY INVESTMENT, INC.


                                                   /s/ KIMBERLY LYNN JACK
                                                   --------------------------
                                                   Kimberly Lynn Jack
                                                   President

                                                   LLO-GAS, INC.

                                                   /s/ JOHN CASTELLUCCI
                                                   --------------------------
                                                   John Castellucci
                                                   President

                                                   /s/ JOHN CASTELLUCCI
                                                   --------------------------
                                                   John Castellucci